UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 9, 2004

JUNIPER NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26339	77-0422528

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 N. Mathilda Avenue
Sunnyvale, California 94089	(408) 745-2000

(Address of principal executive offices)	(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On February 9, 2004, Juniper Networks, Inc. announced that it has agreed to acquire NetScreen Technologies, Inc. in a stock for stock merger transaction. Juniper Networks stock will be exchanged for NetScreen Technologies stock at a fixed exchange ratio of 1.404 shares of Juniper Networks common stock for each outstanding share of NetScreen Technologies common stock. The acquisition is expected to close in the second quarter of calendar year 2004 and is subject to customary closing conditions, including approval by the stockholders of both companies and regulatory approvals. A copy of the joint press release issued by Juniper Networks and NetScreen Technologies on February 9, 2004 concerning the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Joint Press Release of Juniper Networks, Inc. and NetScreen Technologies, Inc., issued on February 9, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER NETWORKS, INC.

Date: February 9, 2004	By:	/s/ Marcel Gani

Marcel Gani
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Joint Press Release of Juniper Networks, Inc. and NetScreen Technologies, Inc., issued on February 9, 2004